As filed with the Securities and Exchange Commission on October 25, 1999

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K
                                    --------

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: October 15, 1999
                        (Date of earliest event reported)

                             LEGEND PROPERTIES, INC.
             (Exact name of Registrant as specified in its charter)


          Delaware                     1-9885                     36-3465359
(State or other jurisdiction    (Commission File No.)           (IRS Employer
      of incorporation)                                      Identification No.)


            3755 7th Terrace, Suite 301, Vero Beach , Florida 32960
                    (Address of principal executive offices)

                                 (561) 778-0180
              (Registrant's telephone number including area code)

ITEM 5.  OTHER EVENTS

On October 15, 1999, Legend Properties, Inc. (the "Registrant") announced that it has received a proposal from RGI Holdings, Inc. ("Holdings") for the merger of the Registrant with a wholly-owned subsidiary of Holdings. Pursuant to the offer, Holdings would acquire all of the outstanding shares of the Registrant's common stock, not currently held by Holdings, for $0.13 per share in cash. Holdings currently holds approximately 80% of the Registrant's common stock. A copy of the press release issued by the Registrant on October 15, 1999 is included as Exhibit 99.1 hereto and incorporated by reference herein.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Statements.    Not Applicable

(b)  Pro Forma Financial Information.     Not Applicable.

(c)  Exhibits

        99.1 Press Release of the Registrant dated October 15, 1999.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 25, 1999

                             LEGEND PROPERTIES, INC.
                                  (Registrant)

                      By: /s/  ROBERT B. CAVOTO
                          --------------------------------------
                                Robert B. Cavoto
                          Vice President, Chief Financial Officer